UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 1, 2008

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure in Item 8.01 below under the headings “Adjustments to the 1994 and 1999 Stock Plans and Employee Qualified Stock Purchase Plan” and “Restricted Stock Unit Exchange Offer” is incorporated herein by reference.

Item 8.01.	Other Events.

On August 1, 2008, the Board of Directors (the “Board”) of Cypress Semiconductor Corporation (the “Company”) held a meeting at which it provided the Company’s management with authorization to take certain steps in anticipation of the Company’s plan to pursue a tax-free distribution of the shares of Class B common stock of SunPower Corporation (“SunPower”) (such transaction, the “Proposed Spin-Off”).

Sale of SunPower Stock

The Board has authorized management to sell up to 3,000,000 shares of SunPower Class B common stock that the Company owns prior to the completion date of the Proposed Spin-Off. As of June 29, 2008, the Company owned 44.5 million shares of SunPower Class B common stock, which represented approximately 90% of the combined voting power of all classes of SunPower’s voting stock and approximately 55% of the outstanding shares of SunPower’s capital stock.

Adjustments to the 1994 and 1999 Stock Plans and Employee Qualified Stock Purchase Plan

Consistent with and similar to the provisions in the Company’s 1994 and 1999 Stock Plans (together, the “Plans”) providing for automatic adjustment of service provider equity awards and share pools pursuant to a Company stock split or similar change in capitalization effected without receipt of consideration by the Company, the Board approved amendments to the Plans such that, immediately following the Proposed Spin-Off, the number of authorized but unissued shares reserved for issuance under each Plan, annual grant limits and automatic option grants, including automatic grants to Board members, will be proportionately increased to reflect the Proposed Spin-Off. The Board also approved amendments to outstanding option awards under the Plans designed to preserve the intrinsic value of outstanding options under the Plans to reflect the Proposed Spin-Off. The Board also approved adjustments to the number of shares underlying restricted stock unit (“RSU”) awards, including performance based RSU awards, and the number of shares underlying restricted stock to reflect the Proposed Spin-Off. In addition, all outstanding options under the Plans will be amended to permit, subject to timing limitations and at the Company’s discretion, both net exercise (that is, a portion of the shares subject to the option is surrendered as payment of the aggregate exercise price) and, following the record date for the Proposed Spin-Off, early exercise (that is, exercise of unvested shares subject to a stock restriction agreement).

The Board also approved certain adjustments with respect to its Employee Qualified Stock Purchase Plan (the “ESPP”) to offset the decrease in the Company’s common stock price resulting from the Proposed Spin-Off. These changes include a proportionate adjustment in the offering date price per share of Company common stock and maximum number of shares an ESPP participant may purchase.

The Board approved a limited loan program to qualified employees (which will not include officers and directors) that would assist holders of options to pay the exercise price for options to convert unvested options into unvested restricted shares. The program details will be finalized over the next few weeks and the Company may use a third-party financial institution in connection with the program. The loan program is expected to be limited to $50 million in aggregate loans and, because the loan proceeds will be used to fund payment to the Company for option exercises, is not expected to require any cash outlays on the part of the Company.

Restricted Stock Unit Exchange Offer

The Board authorized the commencement of an exchange offer for all outstanding unvested RSUs, including performance based RSU awards, of the Company (the “RSU Tender Offer”) granted under the 1994 Stock Plan to provide holders with an opportunity to exchange their unvested RSUs for an equal number of restricted stock awards of the Company’s common stock with an identical vesting schedule, which will allow such holders to make an election under Section 83(b) of the Internal Revenue Code to accelerate their recognition and measurement of ordinary income and to commence their long-term capital gains holding period. These shares of restricted common stock would be granted after the record date for the Proposed Spin-Off, and so would not entitle their holders to receive shares of SunPower class B common stock in the Proposed Spin-Off.

Notification to Holders of Notes

In addition, on August 6, 2008, the Company gave notice to the holders of its outstanding 1.00% Convertible Senior Notes due September 15, 2009 (the “Notes”) that, pursuant to Section 7.01(b)(iii) of that certain Indenture, dated as of March 13, 2007 (the “Indenture”) by and between the Company and U.S. Bank National Association, holders of the Notes may surrender their Notes for conversion at any time after the delivery of such notice until the earlier of the close of business on the business day prior to the ex-dividend date for the Proposed Spin-Off or the Company’s announcement that such distribution will not take place (the “Conversion Period”). Further, pursuant to Section 7.13 of the Indenture, the Company gave notice that it has elected to settle 100% of the daily share amounts (as such term is defined in the Indenture) in cash with respect to all conversion notices received from the date of such notice until the end of the Conversion Period. Accordingly, the Company will pay the entire settlement amount for conversions for such period in cash.

Forward Looking Statements: This Current Report on Form 8-K contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including, without limitation, the Company’s intention and ability to effect the Proposed Spin-Off or to commence the RSU Tender Offer. These statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual outcomes to differ materially from those expressed or implied in this Form 8-K, including the inability to predict the ultimate conclusion of an item of tax controversy. The Company assumes no obligation to update any forward-looking information contained in this Form 8-K.

THIS REPORT IS NOT AN OFFER TO (i) BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY OF CYPRESS’S 1.00% CONVERTIBLE SENIOR NOTES DUE SEPTEMBER 2009 OR (ii) EXCHANGE OR THE SOLICITATION OF AN OFFER TO EXCHANGE UNVESTED CYPRESS RESTRICTED STOCKY UNITS HELD BY CYPRESS SERVICE PROVIDERS. THE SOLICITATION AND THE OFFER TO (A) BUY CYPRESS’S CONVERTIBLE SENIOR NOTES AND (B) EXCHANGE UNVESTED CYPRESS RESTRICTED STOCK UNITS, WILL ONLY BE MADE PURSUANT TO AN OFFER TO

PURCHASE OR OFFER TO EXCHANGE AND RELATED MATERIALS THAT WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. NOTEHOLDERS AND HOLDERS OF CYPRESS UNVESTED RESTRICTED STOCK UNITS SHOULD READ THESE MATERIALS CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. NOTEHOLDERS AND HOLDERS OF UNVESTED CYPRESS RESTRICTED STOCK UNITS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE OR OFFER TO EXCHANGE AND RELATED MATERIALS WITH RESPECT TO THE TENDER OFFER AND EXCHANGE OFFER FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM CYPRESS.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: August 7, 2008	By:	/s/ Brad W. Buss
Brad W. Buss
Executive Vice President,
Finance and Administration
and Chief Financial Officer